                                                                    EXHIBIT 15.6

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-13270, 333-11220, 333-1946, 333-10794, 333-113552 and
333-132221) of Magic Software Enterprises Ltd., of our report dated February
28th 2007 with respect to the financial statements of Magic Benelux B.V. as of
December 31, 2005 and 2006 and for each of the two years then ended which reports appear in the Annual Report on Form 20-F of Magic Software Enterprises
Ltd. for the year ended December 31, 2006

                                               /s/ Mock & Partners International
                                               ---------------------------------
                                               Mock & Partners International
                                               Registered Accountants

Amsterdam, The Netherlands
June 26th 2007